EXHIBIT 99.1

Northern States
Financial Corporation

1601 North Lewis Avenue
P.O.Box 39
Waukegan, Illinois 60079-0039

847-244-6000

                                                                                            December 21, 2012

NORTHERN STATES FINANCIAL CORPORATION
APPOINTS P. DAVID KUHL
 TO BOARD OF DIRECTORS

WAUKEGAN, IL, December 21, 2012 – Northern States Financial Corporation (OTC: NSFC), holding company for NorStates Bank, a FDIC-insured financial institution, today announced that P. David Kuhl has been appointed as a director of the Company to serve until the next annual meeting of stockholders. The addition of Mr. Kuhl to the Board of Directors of the Company increases the number of directors to ten members.  Mr. Kuhl will also serve as a director of NorStates Bank.

Mr. Kuhl is a long-time resident of Champaign, Illinois and has recently retired from the First Financial Bank, N.A., Terre Haute, Indiana, where he had been the West Region President since 2012.  Prior to that, Mr. Kuhl served as Chairman of the Board, President and Chief Executive Officer of Freestar Bank, N.A., in Champaign, Illinois from 2007 to 2011 until its sale to First Financial Bank in December 2011.  From 2001 to 2006, Mr. Kuhl was the Chairman of the Board and CEO of the Busey Bank, Urbana, Illinois.  He has been in the banking profession for 39 years.  Mr. Kuhl also served as Director of the Federal Home Loan Bank of Chicago from March 2000 to December 2010 and was elected its Chairman of the Board and served from January 2007 to December 2010.  Mr. Kuhl has been very active with the Illinois Bankers Association and served as its Chairman from 2007 to 2008.  In June 2011, Mr. Kuhl was named “Banker of the Year” by the Illinois Bankers Association.

 “Mr. Kuhl’s extensive banking experience and insight makes him a welcome addition to the Board of Directors and will be of great value to the Company,” said Allan Jacobs, Chairman of the Board of Northern States Financial Corporation.

Mr. Kuhl was appointed to the Board of Directors pursuant to the terms of the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) issued to the United States Department of the Treasury (“Treasury”) on February 20, 2009, in connection with the Company’s participation in the TARP Capital Purchase Program.  The appointment was made following the consideration of several candidates proposed by both the Company and Treasury.  After consideration of these multiple candidates, Treasury and the Company both agreed that Mr. Kuhl satisfied their respective criteria and that he was therefore best suited to assume the role of a director of the Company.  Although not required to do so under the terms of the Series A Preferred Stock, the Board of Directors of the Company also appointed Mr. Kuhl to the Board of Directors of the Bank.

Under the terms of the Series A Preferred Stock, Treasury has the right to appoint up to two directors to the Company’s Board of Directors at any time that dividends payable on the Series A Preferred Stock have not been paid for six quarterly dividend periods.  At November 15, 2012, the Company had suspended thirteen dividend payments on the Series A Preferred Stock.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance.  Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment,  which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements.  For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with and furnished to the Securities and Exchange Commission.

For Additional Information, Contact:
Scott Yelvington, President (847) 244-6000 Ext. 201
Websites:    www.nsfc.com
        www.nsfc.net